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                                                                    EXHIBIT 11.1


                                   PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                              USED IN CALCULATION

                                 (UNAUDITED)(1)

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                                                           THREE MONTHS ENDED
                                                             MARCH 31, 1999
                                                           ------------------

Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period ............        52,083,639
  Weighted average shares issued during the three months
   ended March 31, 1999 (4,238,327 shares) .............         1,274,755
                                                              ------------
                                                                53,358,394
                                                              ------------
                                                              ------------
Net loss available to common shareholders ..............      $(59,261,000)
                                                              ------------
                                                              ------------
Basic and diluted loss per share .......................      $      (1.11)
                                                              ------------
                                                              ------------

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(1)  For a description of basic and diluted loss per share, see Note 1 of the
     Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission.


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